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                    [LETTERHEAD OF APPLEBY SPURLING & KEMPE]

                                                                     EXHIBIT 5.1
                                                           E-mail: mjones@ask.bm
                                                                 MLJ/af/73287.77

ML Jones
Partner

                                                               14 September 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda limited liability company ("Tyco" or the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333-44106, as amended (the "Registration Statement"), with respect to Tyco's (i) unsecured debt securities (the "Debt Securities"),
(ii) preference shares, US$1.00 par value per share (the "Preference Shares"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares") and (iii) common shares, US$0.20 par value per share (the "Common Shares"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended, of the United States, for an aggregate initial offering price not to exceed $2,500,000,000.

    The Debt Securities, the Preference Shares, the Depositary Shares and the Common Shares are collectively referred to herein as the "Securities."

    For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

    Unless otherwise defined herein, terms defined in the Registration Statement and the prospectus therein (the "Prospectus"), have the same meanings when used in this opinion.

ASSUMPTIONS

    In stating our opinion, we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) the genuineness of all signatures on the Documents;

(c) that any factual statements made in any of the Documents are true, accurate and complete;

(d) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and
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(e) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

OPINION

    Based on and subject to the foregoing, subject to the reservations mentioned below, and to any matters not disclosed to us, we are of the opinion that:

(1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda.

(2) Subject to the publication of a Prospectus and the filing thereof in accordance with Section 26(l) of the Companies Act 1981, all necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco and all necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by Tyco of the Securities.

(3) When issued and paid for (or upon conversion or exchange of any security in accordance with the terms of such security or the instrument providing for such conversion or exchange) pursuant to the terms of any duly adopted Board resolutions of Tyco which have authorized their issue in accordance with the terms and conditions referred to or summarized in the Prospectus and the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

(4) When issued and paid for pursuant to the terms of any duly adopted Board resolutions of Tyco which have authorized their issue in accordance with the terms and conditions referred to or summarised in the Prospectus and the Registration Statement, the Preference Shares (and Depositary Shares, if applicable) will be validly issued, fully paid and non-assessable.

(5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Securities.

RESERVATIONS

    We have the following reservations:

(1) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(2) Any reference in this opinion to Tyco being in "good standing" shall mean for the purposes of this opinion that it has been issued with a Certificate of Compliance by the Registrar of Companies as at the date hereinbefore mentioned.

(3) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-Laws of Tyco after the date on which he or she became a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

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DISCLOSURE

    This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission.

    We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

    This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

                                          Yours faithfully,

                                          /s/ APPLEBY SPURLING & KEMPE
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                                          Appleby Spurling & Kempe

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                                    SCHEDULE

(a) A Certificate of Compliance issued by the Registrar of Companies in Bermuda on 1 August 2000 in respect of Tyco;

(b) the Certificate of Incorporation, Memorandum of Association and Bye-Laws of Tyco;

(c) a copy of the Registration Statement, excluding the documents incorporated by reference therein;

(d) a certified copy of the Register of Members of the Company as at 31 August 2000;

(e) a copy of the permissions dated 20 April, 1999, 29 April, 1999 and 11 June, 1999 given by the Bermuda Monetary Authority under the Exchange Control Act
    (1972) and related regulations for the issue of Tyco's Common Shares;

(f) a copy of the form of Senior Indenture previously filed as Exhibit 4.5 to the registration statement on Form S-3 dated February 13, 1998 (File
    No. 333-43333);

(g) a copy of the form of Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement;

(h) The entries and filings shown in respect of Tyco on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 14
    September 2000 (the "Company Search"); and

(i) The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 14 September 2000 in respect of Tyco (the "Litigation Search").

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